FRP HOLDINGS, INC./NEWS

Contact:    John D. Milton, Jr.
            Chief Financial Officer                               904/858-9100

------------------------------------------------------------------------------

            FRP HOLDINGS, INC. (NASDAQ: FRPH) ANNOUNCES RESULTS
                FOR THE FIRST QUARTER ENDED MARCH 31, 2018.

FRP Holdings, Inc. (NASDAQ-FRPH) Jacksonville, Florida; May 8, 2018 -

First Quarter Consolidated Results of Operations.

Net income for the first quarter of 2018 was $1,560,000 or $.15 per share versus $1,443,000 or $.14 per share in the same period last year. Total revenues were $12,622,000, up 35.4%, versus the same period last year, primarily because of the addition of rental revenues from Dock 79. Our net income was adversely impacted by $747,000 in expenses related to the pending sale of our industrial warehouse portfolio.

First Quarter Segment Operating Results.

Asset Management Segment:
------------------------
Total revenues in this segment were $8,128,000, up $843,000 or 11.6%, over the same period last year. Net Operating Income (NOI) in this segment for the first quarter increased slightly to $5,857,000, compared to $5,689,000 in the same period last year. We ended the first quarter with total occupied square feet of 3,721,213 versus 3,525,234 at the end of the same period last year, an increase of 5.6% or 195,979 square feet. Our overall occupancy rate was 93.4%.

This past quarter we entered into contract to sell 41 industrial warehouses and two adjacent lots to an affiliate of Blackstone Real Estate Partners for a total purchase price of $358.9 million. Pending shareholder approval at our annual meeting on May 14, we expect to close on this transaction the following week. These properties comprise substantially all the assets of our Asset Management Segment. We are currently exploring options to reinvest a significant portion of the proceeds into opportunities more in line with our other business segments where recently we have enjoyed better returns.

Mining Royalty Lands Segment:
----------------------------
Total revenues in this segment were $1,772,000 versus $1,762,000 in the same period last year. Total operating profit in this segment was $1,541,000, a decrease of $18,000 versus $1,559,000 in the same period last year.

Land Development and Construction Segment:
-----------------------------------------
The Land Development and Construction segment is responsible for (i) seeking out and identifying opportunistic purchases of income producing warehouse/ office buildings, and (ii) developing our non-income producing properties into income production.

With respect to ongoing projects:
   * We are fully engaged in the formal process of seeking PUD entitlements for our 118 acre tract in Hampstead, Maryland.
   * Last year we began construction on a 96,047 square foot building at Patriot Business Center that we expect to finish in the second quarter of 2018. This building is included in the sale to Blackstone.
   * We began construction in the third quarter of last year on our joint venture with St. John Properties and expect to complete construction of the first phase of this project in the third quarter of 2018. This first phase will comprise four buildings totaling 100,000 square feet of office and retail space.
   * Our Essexshire residential project totaling 129 single family building lots is moving towards entitlement.
   * We are in the process of designing and permitting a 95,000 square foot spec building at Hollander Business Park. We expect to begin construction during the second quarter of 2018.

RiverFront on the Anacostia Segment:
-----------------------------------
At the end of the first quarter, Dock 79 was 90.8% leased and 91.8% occupied. As the first "generation" of leases expire, the renewal rate of 61.9% during the first quarter is in line with expectations while the average rent increase of 2.8% is better than expected.

Summary and Outlook.

This past quarter was one of our most important ever for obvious reasons.
Our portfolio of industrial real estate took decades to put together. Most of the assets came from land we purchased, developed, and managed in-house. The amount of sweat equity our Baltimore office put into those assets would have given even the most unsentimental seller a moment's hesitation. However, because of the reduction in corporate income tax rates in this low cap rate environment, the opportunity to sell was simply too good to pass up.

Though monumental, the sale of such a substantial portion of this company will not leave us wanting for things to do. We still have vacant lots at Hollander and Lakeside that we intend to develop, and the remaining phases of RiverFront on the Anacostia will require our attention for the next decade at least. Our aggregates royalties and the second life of those quarries will be generating returns for this company and occupying the time of its management for longer than many of us will be around.

In the short term, though, we will be hard at work on Phase II of RiverFront on the Anacostia and our other ongoing projects; but most importantly, we will be determining the highest and best use for the proceeds of the sale.

Subsequent Events.

Subsequent to the end of last quarter, in April, construction began on Phase II of our RiverFront on the Anacostia project, which we expect to deliver in the first or second quarter of 2020.

Conference Call.

The Company will also host a conference call on Tuesday, May 8, 2018 at 2:00 p.m. (EDT). Analysts, stockholders and other interested parties may access the teleconference live by calling 1-800-311-9406 (passcode 15482) within the United States. International callers may dial 1-334-323-7224 (passcode 15482). Computer audio live streaming is available via the Internet through the Company's website at www.frpholdings.com. You may also click on this link for the live streaming http://stream.conferenceamerica.com/frp050818. For the archived audio via the internet, click on the following link http://archive.conferenceamerica.com/archivestream/frp050818.mp3. If using the Company's website, click on the Investor Relations tab, then select the earnings conference stream. An audio replay will be available for sixty days following the conference call. To listen to the audio replay, dial toll free 1-877-919-4059, international callers dial 1-334-323-0140. The passcode of the audio replay is 49397561. Replay options: "1" begins playback, "4" rewind
30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording. There may be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

FRP Holdings, Inc. (FRP) is engaged in the real estate business through its subsidiaries FRP Development Corp. and Florida Rock Properties, Inc.
FRP acquires, constructs, leases, operates and manages land and buildings to generate both current cash flows and long-term capital appreciation. FRP also owns real estate which is leased under mining royalty agreements or held for investment.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement of Purchase and Sale by and between the Company and BRE Foxtrot Parent, LLC, dated March 22, 2018 (the "Sale Agreement"); the risks that any of the closing conditions to the Sale Agreement may not be satisfied in a timely manner; any litigation in connection with the Sale Agreement; the possibility that the announcement and pendency of the Sale Transaction may adversely affect our remaining business; the possibility that our business and financial performance may be adversely affected if we fail to complete the Sale Transaction; the fact that our executive officers may have interests in the Sale Transaction in addition to the interests of the shareholders generally; the fact that the Sale Agreement limits our ability to pursue alternative transactions; the possibility that we may be unable to find appropriate reinvestment opportunities for the proceeds from the Sale Transaction; levels of construction activity in the markets served by our mining properties, demand for flexible warehouse/office facilities in the Baltimore-Washington-Northern Virginia area, demand for apartments in Washington D.C., our ability to obtain zoning and entitlements necessary for property development, the impact of lending and capital market conditions on our liquidity, our ability to finance projects or repay our debt, general real estate investment and development risks, vacancies in our properties, risks associated with developing and managing properties in partnership with others, competition, our ability to renew leases or re-lease spaces as leases expire, illiquidity of real estate investments, bankruptcy or defaults of tenants, the impact of restrictions imposed by our credit facility, the level and volatility of interest rates, environmental liabilities, inflation risks, cybersecurity risks, as well as other risks listed from time to time in our SEC filings, including but not limited to, our annual and quarterly reports. We have no obligation to revise or update any forward-looking statements, other than as imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

FRP Holdings, Inc. is a holding company engaged in the real estate business, namely (i) warehouse/office/residential building ownership, leasing and management, (ii) mining royalty land ownership and leasing, (iii) land acquisition, entitlement and development primarily for future warehouse/office or residential building construction, and (iv) leasing and management of a residential apartment building.

                     FRP HOLDINGS, INC. AND SUBSIDIARIES
                     -----------------------------------
                      CONSOLIDATED STATEMENTS OF INCOME
                   (In thousands except per share amounts)
                                (Unaudited)


                                               THREE MONTHS ENDED
                                                   MARCH 31,
                                                 2018      2017
                                               --------  --------
Revenues:
  Rental revenue                               $  9,165     6,283
  Mining Royalty and rents                        1,750     1,739
  Revenue - reimbursements                        1,707     1,300
                                               --------   -------
Total Revenues                                   12,622     9,322

Cost of operations:
  Depreciation, depletion and amortization        4,283     2,059
  Operating expenses                              2,043     1,001
  Property taxes                                  1,473     1,062
  Management company indirect                       539       469
  Corporate expenses (Note 4 Related Party)       1,426     1,327
                                               --------   -------
Total cost of operations                          9,764     5,918

Total operating profit                            2,858     3,404

Interest income                                       5         -
Interest expense                                 (1,243)     (248)
Equity in loss of joint ventures                    (12)     (771)
                                               --------   -------

Income before income taxes                        1,608     2,385
Provision for income taxes                          579       942
                                               --------   -------

Net income                                        1,029     1,443
Loss attributable to noncontrolling interest       (531)        -
                                               --------   -------

Net income attributable to the Company         $  1,560     1,443
                                               ========   =======

Earnings per common share:
  Basic                                        $   0.16      0.15
  Diluted                                      $   0.15      0.14

Number of shares (in thousands)
  used in computing:
    -basic earnings per common share             10,015     9,931
    -diluted earnings per common share           10,085    10,001

Asset Management Segment:
------------------------
                                                 Three months ended March 31
                                           ---------------------------------------
(dollars in thousands)                       2018      %        2017      %       Change     %
                                           --------   -------   --------   -------   --------   -------
Rental revenue                             $  6,571     80.8%      6,103     83.8%        468      7.7%
Revenue-reimbursements                        1,557     19.2%      1,182     16.2%        375     31.7%
                                           --------   -------   --------   -------   --------   -------

Total revenue                                 8,128    100.0%      7,285    100.0%        843     11.6%

Depreciation, depletion and amortization      2,016     24.8%      1,965     27.0%         51      2.6%
Operating expenses                            1,306     16.0%        895     12.3%        411     45.9%
Property taxes                                  837     10.3%        737     10.1%        100     13.6%
Management company indirect                     202      2.5%        187      2.6%         15      8.0%
Corporate expense                               788      9.7%        753     10.3%         35      4.6%
                                           --------   -------   --------   -------   --------   -------

Cost of operations                            5,149     63.3%      4,537     62.3%        612     13.5%
                                           --------   -------   --------   -------   --------   -------

Operating profit                           $  2,979     36.7%      2,748     37.7%        231      8.4%
                                           ========   =======   ========   =======   ========   =======


Mining Royalty Lands Segment:
----------------------------
                                                 Three months ended March 31
                                           ---------------------------------------
(dollars in thousands)                       2018        %        2017        %
                                           --------   -------   --------   -------
Mining Royalty and rents                   $  1,750     98.8%      1,739     98.7%
Revenue-reimbursements                           22      1.2%         23      1.3%
                                           --------   -------   --------   -------

Total revenue                                 1,772    100.0%      1,762    100.0%

Depreciation, depletion and amortization         54      3.0%         39      2.2%
Operating expenses                               40      2.3%         39      2.2%
Property taxes                                   60      3.4%         59      3.3%
Corporate expense                                77      4.3%         66      3.8%
                                           --------   -------   --------   -------

Cost of operations                              231     13.0%        203     11.5%
                                           --------   -------   --------   -------

Operating profit                           $  1,541     87.0%      1,559     88.5%
                                           ========   =======   ========   =======


Land Development and Construction Segment:
-----------------------------------------
                                                 Three months ended March 31
                                           --------------------------------------
(dollars in thousands)                       2018           2017          Change
                                           --------       --------       --------
Rental revenue                             $    181            180              1
Revenue-reimbursements                          116             95             21
                                           --------       --------       --------

Total revenue                                   297            275             22

Depreciation, depletion and amortization         57             55              2
Operating expenses                              118             67             51
Property taxes                                  268            266              2
Management company indirect                     241            282            (41)
Corporate expense                               419            508            (89)
                                           --------       --------       --------

Cost of operations                            1,103          1,178            (75)
                                           --------       --------       --------

Operating loss                             $   (806)          (903)            97
                                           ========       ========       ========


Dock 79 Segment:
---------------
                                                 Three months ended March 31
                                           ---------------------------------------
(dollars in thousands)                       2018        %        2017        %
                                           --------   -------   --------   -------
Rental revenue                             $  2,413     99.5%          -        -%
Revenue-reimbursements                           12       .5%          -        -%
                                           --------   -------   --------   -------

Total revenue                                 2,425    100.0%          -        -%

Depreciation and amortization                 2,156     88.9%          -        -%
Operating expenses                              579     23.9%          -        -%
Property taxes                                  308     12.7%          -        -%
Management company indirect                      96      3.9%          -
Corporate expense                               142      5.9%          -        -%
                                           --------   -------   --------   -------

Cost of operations                            3,281    135.3%          -        -%
                                           --------   -------   --------   -------

Operating profit                           $   (856)   -35.3%   $      -        -%
                                           ========   =======   ========   =======


Non-GAAP Financial Measures.

To supplement the financial results presented in accordance with GAAP, FRP presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measure included in this quarterly report are net operating income (NOI). FRP uses these non-GAAP financial measures to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance. These measures are not, and should not be viewed as, substitutes for GAAP financial measures.

Net Operating Income Reconciliation
Three months ended 03/31/18 (in thousands)
                                              Asset           Land     Riverfront         Mining            FRP
                                         Management    Development      Anacostia      Royalties       Holdings
                                            Segment        Segment        Segment        Segment         Totals
                                         ----------     ----------     ----------     ----------     ----------
Income from continuing operations             1,962           (584)        (1,464)         1,115          1,029
Income Tax Allocation                           727           (217)          (345)           414            579
                                         ----------     ----------     ----------     ----------     ----------
Income from continuing operations
  before income taxes                         2,689           (801)        (1,809)         1,529          1,608

Less:
  Unrealized rents                              129              -             52              -            181
  Other income                                    -              5              -              -              5
Plus:
  Unrealized rents                                -              -              -            119            119
  Equity in loss of Joint Venture                 -              -              -             12             12
  Lease intangible rents                          1              -              -              -              1
  Interest Expense                              290              -            953              -          1,243
  Depreciation/Amortization                   2,016             57          2,156             54          4,283
  Management Co. Indirect                       202            241             96              -            539
  Allocated Corporate Expenses                  788            419            142             77          1,426
                                         ----------     ----------     ----------     ----------     ----------

Net Operating Income (loss)                   5,857            (89)         1,486          1,791          9,045


Net Operating Income Reconciliation
Three months ended 03/31/17 (in thousands)
                                              Asset           Land         Mining            FRP
                                         Management    Development      Royalties       Holdings
                                            Segment        Segment        Segment         Totals
                                         ----------     ----------     ----------     ----------
Income (loss) from continuing operations      1,512         (1,007)           938          1,443
Income Tax Allocation                           988           (658)           612            942
                                         ----------     ----------     ----------     ----------
Inc. (loss) from continuing operations
  before income taxes                         2,500         (1,665)         1,550          2,385

Less:
  Lease intangible rents                          3              -              -              3
Plus:
  Unrealized rents                               39              -            109            148
  Equity in loss of Joint Venture                 -            762              9            771
  Interest Expense                              248              -              -            248
  Depreciation/Amortization                   1,965             55             39          2,059
  Management Co. Indirect                       187            282              -            469
  Allocated Corporate Expenses                  753            508             66          1,327
                                         ----------     ----------     ----------     ----------

Net Operating Income (loss)                   5,689            (58)         1,773          7,404


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